                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-46954 of Covista Communications Inc. on Form S-3 and Registration Statement No.'s 33-64611, 333-79165, 333-72720, 333-82616, and 333-82620 of Covista
Communications, Inc. on Form S-8 of our report dated April 26, 2002 (May 14, 2002 as to Note 21b), appearing in this Annual Report on Form 10-K of Covista Communications, Inc. for the year ended January 31, 2002.


/s/ DELOITTE & TOUCHE LLP
New York, New York
May 14, 2002



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